UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Preliminary)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Carriage House Event Center, Inc.
(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

INFORMATION STATEMENT
(Preliminary)

Carriage House Event Center, Inc.
20th Floor, Building 23, Tian'an Science Park, Panyu District
Guangzhou, P.R. China 511400

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER
APRIL , ________2025

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

Dear Stockholders:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of record as of the close of business on April 3, 2025 (the “Record Date”), of the common stock, par value $0.001 per share (the “Common Stock”), of Carriage House Event Center, Inc., a Colorado corporation (the “Company”), to notify such Stockholders that on April 4, 2025, the Company received written consent in lieu of a meeting of Stockholders from Zhonghe Brand Ltd., a stockholder wholly owned by our Chief Executive Officer and Director, and the holder of approximately 93.26% of the Company’s issued and outstanding voting securities, and written consent in lieu of a meeting of our Company’s Board of Directors (the “Board”) on March 31, 2025 approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, amend the Articles of Incorporation of the Company (the “Articles of Amendment”) to (i) increase the number of authorized shares of common stock from 50,000,000 to 1,000,000,000 (the “Increase in Authorized Stock”), (ii) change the name of the Company to “Zhonghe Brand Yunjigou Technology Inc.” (the “Company Name Change”), and (iii) update the Company’s principal office address on file to “20th Floor, Building 23, Tian'an Science Park, Panyu District, Guangzhou, P.R. China 511400” (the “Address Change,” and, together with the Increase in Authorized Stock and the Company Name Change, the “Amendments”).

The approval of the Amendments by a written consent in lieu of a meeting of Stockholders signed by the holder of a majority of our outstanding shares of common stock is sufficient under our current Bylaws, as amended, pursuant to Section 7.107 -104(1)(b) of the Colorado Business Corporation Act. Accordingly, no proxy of the Stockholders will be solicited for a vote on the Amendments, and this Information Statement and Notice of Action by Written Consent of Majority Stockholder are being furnished to Stockholders solely to provide them with certain information concerning the Amendments in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including particularly Section 14(c) of the Exchange Act, and Section 7.107 -104(b)(5.5) of the Colorado Business Corporation Act. No dissenters’ rights with respect to the receipt of the written consents are afforded to stockholders as a result of the approval of the Amendments.

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. We are mailing this Information Statement to our stockholders on or about April____, 2025.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only. This Information Statement is accordingly circulated to advise that the Amendments have been approved by written consent of the stockholder who collectively holds a majority of the voting power of our capital stock.

By Order of the Board of Directors,
April 7, 2025
/s/ Lei He
Ms. Lei He
Chief Executive Officer and Director

INFORMATION STATEMENT
(Preliminary)

Carriage House Event Center, Inc.
20th Floor, Building 23, Tian'an Science Park, Panyu District
Guangzhou, P.R. China 511400

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

GENERAL INFORMATION

This Information Statement is being first mailed on or about April , 2025 by the Board of Directors of the Company (the “Board”) to stockholders of the Company to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our outstanding shares of common stock.

Why am I receiving this Information Statement?

Carriage House Event Center, Inc. (the “Company”) is a Colorado corporation with principal executive offices located at 20th Floor, Building 23, Tian'an Science Park, Panyu District, Guangzhou, P.R. China 511400. Our telephone number is +86 15016720830. On March 31, 2025 and April 4, 2025, respectively, Zhonghe Brand Ltd., a stockholder controled by our Chief Executive Officer and Director, Ms. Lei He, and the holder of approximately 93.26% of the Company’s issued and outstanding voting securities (the “Consenting Stockholder”), and the Board took action by written consent approving and adopting an amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) to (i) increase the number of authorized shares of common stock to 1,000,000,000 (the “Increase in Authorized Stock”), (ii) change the name of the Company to “Zhonghe Brand Yunjigou Technology Inc.” (the “Company Name Change”), and (iii) update the principal office address of the Company on file to “20th Floor, Building 23, Tian'an Science Park, Panyu District, Guangzhou, P.R. China 511400” (the “Address Change,” and, together with the Increase in Authorized Stock and the Company Name Change, the “Amendments”).

This Information Statement is being distributed by the Board to the holders of record (the “Stockholders”) of the Company’s shares of common stock to notify the Stockholders that the Consenting Stockholder, holding a majority of the voting power of the outstanding shares of common stock of the Company entitled to vote on such corporate action, has taken action by written consent in lieu of a special meeting of the Stockholders and approved the Amendments.

The required vote was obtained on April 4, 2025 in accordance with the applicable provisions of the Colorado Business Corporation Act and the Company’s current Bylaws. This Information Statement is being delivered solely to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

When is the record date?

The close of business on April 3, 2025 is the record date (the “Record Date”) for the determination of the Stockholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

We had 4,450,000 shares of common stock outstanding as of the Record Date, and no shares of preferred stock issued and outstanding. Each share of common stock is entitled to one vote. The Consenting Stockholder, holding 4,150,000 shares, representing approximately 93.26% of the total voting power (the “Majority Stockholder”), approved the corporate action described in this Information Statement.

What vote was required to approve the corporate action described in this Information Statement?

In accordance with the Colorado Business Corporation Act and our current Bylaws, the affirmative vote of a majority of the outstanding votes entitled to be cast is required to approve the Amendments.

What vote was obtained to approve the corporate action described in this Information Statement?

On April 4, 2025, the Majority Stockholder owning a total of 4,150,000 votes representing approximately 93.26% of the votes entitled to be cast approved the Articles of Amendment.

Why am I not being asked to vote on the Amendments?

The holders of shares comprising a majority of the issued and outstanding shares of common stock have already approved the Amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board, is sufficient under Colorado law, and no further approval by our Stockholders is required.

What do I need to do now?

Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

When will the corporate action described in this Information Statement be effective?

The Articles of Amendment has been filed with the Colorado Secretary of State reflecting the Amendments. The Amendments will not be effective pursuant to SEC Rule 14c-2 under the Exchange Act until at least 20 calendar days after the initial filing and mailing of this Information Statement.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement, including the preparation, assembly, and mailing of this Information Statement, will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of common stock held of record by them, and may reimburse such persons for their reasonable charges and expenses in connection therewith.

DISSENTERS’ RIGHTS

Under the Colorado Business Corporation Act, our dissenting stockholders are not entitled to appraisal rights in connection with the approval of the Amendments, and we will not independently provide the Stockholders with such rights.

     OVERVIEW OF AMENDMENTS TO THE ARTICLES OF INCORPORATION

The Company Name Change and Address Change

The primary purposes of the Company Name Change and Address Change are for switches in business strategy and focus. The proposals to amend the Company’s Articles of Incorporation to change its name and principal office address on file were submitted to stockholders by the Board on March 31, 2025, and approved by the Majority Stockholder on April 3, 2025. The Majority Stockholder being the Consenting Stockholder approved the adoption of the new Company name, “Zhonghe Brand Yunjigou Technology Inc.,” and the new principal office address of the Company on file as “20th Floor, Building 23, Tian’an Science Park, Panyu District, Guangzhou, P.R. China 511400.”

In accordance with the Colorado Business Corporation Act and our current Bylaws, the affirmative vote of a majority of the outstanding votes entitled to be cast is required to approve the Articles of Amendment with Company Name Change and Address Change. The actual affirmative vote by the Consenting Stockholder was approximately 93.26% of all issued and outstanding Common Shares.

A copy of the Articles of Amendment is attached hereto as Annex A.

Increase in Authorized Stock

On March 31, 2025 and April 4, 2025, our Board proposed, and the Majority Stockholder approved an amendment to our Articles of Incorporation through Articles of Amendment to reflect the Increase in Authorized Stock. A copy of the Articles of Amendment is attached to this Information Statement as Annex A. The Increase in Authorized Stock is intended to give the Company flexibility to issue common stock or securities convertible into common stock for general corporate purposes if an attractive opportunity to do so arises. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital in order to support its business objectives, and may lose important business opportunities, including to competitors, which could adversely affect the Company’s financial performance and growth.

Description of the Increase in Authorized Stock

As of April 4, 2025, our current authorized shares of common stock of 50,000,000 consisted of (i) 45,000,000 common shares, of which 4,450,000 shares were outstanding; and 5,000,000 shares of preferred stock, of which no shares were outstanding. The number of authorized shares of common stock will be increased to 1,000,000,000, and 95,000,000 of which will be common shares. The number of authorized shares of preferred stock will remain unchanged at 5,000,000. The newly authorized shares of common stock will be identical to previously authorized shares of common stock, and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares.

Terms of the Common Stock

The terms of the common stock are as follows:

Dividends. The holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

Voting Rights. Each common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our Articles of Incorporation do not provide for cumulative voting.

Preemptive Rights. Holders of common stock do not have preemptive rights with respect to the issuance and sale by the Company of additional common stock or other equity securities of the Company.

Liquidation Rights. Upon dissolution, liquidation or winding-up, the holders of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding common stock.

Potential dilutive effects of the Increase in Authorized Shares

As of the date of this Information Statement, the Company has not entered into any agreements with potential investors, nor has it taken any substantial steps to seek financing or pursue other transactions. However, the increase in authorized shares may facilitate future capital-raising activities. The additional authorized shares may be issued in the future to attract investment opportunities, including for cash consideration or as non-cash consideration in connection with the acquisition of assets, businesses, or strategic partnerships. Such issuances may result in dilution to existing stockholders by reducing their proportional ownership and voting power in the Company.

Anti-takeover effects of the Increase in Authorized Shares

An increase in the number of authorized shares of common stock may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of our Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional shares of common stock would dilute the voting power of the common stock then outstanding. Our shares of common stock could also be issued to purchasers who would support our Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the proposed Articles of Amendment to increase the number of authorized shares of common stock is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as described herein, no director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest. No director has informed the Company that he or she intends to oppose the corporate action to be taken by the Company as set forth in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, with respect to the beneficial ownership of our outstanding shares of common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of common stock. As of the Record Date, there were 4,450,000 common shares outstanding and 0 shares of preferred stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated.

	Common	Percentage
	Stock	of Class
	Owned	Beneficially
Name and Address of Beneficial Owner	Beneficially	Owned

Directors and Executive Officers
Ms. Lei He, Chief Executive Officer and Director(1)	4,150,000	93.26%
Ms. Ziqian Li, Secretary of the Company	0	0%
All Officers and Directors as a Group	4,150,000	93.26%

5% Stockholders
Zhonghe Brand Ltd.	4,150,000	93.26%
Total	4,150,000	93.26%

_______________________

(1)	Includes 4,150,000 common shares held in the name of Zhonghe Brand Ltd., the business address of which is 20th Floor, Building 23, Tian'an Science Park, Panyu District, Guangzhou, P.R. China 511400.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF
STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Amendments require stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the action at a stockholder meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. The latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) calender days after this Information Statement has first been mailed to all of our stockholders giving them notice and informing them of the corporate action approved by such consent.

Given that we have already secured the affirmative consent of the holder of a majority of our voting securities to the Amendments, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the action at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holder of a majority of our voting securities. Spending the additional Company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the corporate action in a manner that is timely and efficient for our Company and our stockholders.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with such act we file periodic reports, documents and other information with the Commission relating to our business, financial statements and other matters. Such reports and other information are available on the Commission’s website at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple Stockholders sharing an address unless the Company has received contrary instructions from one or more of the Stockholders.

The Company undertakes to deliver promptly upon written request a separate copy of this Information Statement to a Stockholder at a shared address to which a single copy of the document was delivered. A Stockholder can notify the Company that the Stockholder wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to the Company at 20th Floor, Building 23, Tian'an Science Park, Panyu District, Guangzhou, P.R. China 511400, by electronic mailing at zhonghebrand@outlook.com, or by telephoning at +86 15016720830.

A stockholder sharing the same address can also request delivery of a single copy of annual reports to stockholders, Information Statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents in the same manner.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations, and releases) representing our expectations or beliefs regarding us. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings with the Commission.

CONTACT INFORMATION

All inquiries regarding us should be addressed to our principal executive offices:

Carriage House Event Center, Inc.
20th Floor, Building 23, Tian'an Science Park, Panyu District
Guangzhou, P.R. China 511400
+86 15016720830

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

By Order of the Board of Directors,
April 7, 2025
/s/ Lei He
Ms. Lei He
Chief Executive Officer and Director

Annex A

Form must be filed electronically.
Paper forms are not accepted.
This copy is a sample and cannot be submitted for filing.

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1.	For the entity, its ID number and entity name are

ID number	20101361183
(Colorado Secretary of State ID number)

Entity name	Carriage House Event Center, Inc.

2.	The new entity
name (if applicable) is
Zhonghe Brand Yunjigou Technology Inc.

3.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒ This document contains additional amendments or other information.

4.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if	05/09/2025, 7:00 PM Mtn Time
applicable, time of this document
is/are
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.	The true name and mailing address of the
individual causing the document to be
delivered for
filing are

(Last)	(First)	(Middle)	(Suffix)

(Street name and number or Post Office Box information)

(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ATTACHMENT TO ARTICLES OF AMENDMENT

ARTICLES OF INCORPORATION FOR A PROFIT CORPORATION
OF
CARRIAGE HOUSE EVENT CENTER, INC.

That Section 2 shall be amended as follows:

2.	The principal office address of the corporation’s initial principal office is

Street address

20th Floor, Building 23, Tian'an Science Park, Panyu District
(Street number and name)

Guangzhou	N/A	511400
(City)	(State)	(Zip/PostalCode)

Guangdong	P.R. China
(Province – if applicable)	(Country)

That Section 5 shall be amended as follows:

5.	The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☒ The corporation is authorized to issue _ 1,000,000,000_ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.
(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ Additional information regarding shares as required by section 7- 106- 101, C.R.S., is included in an attachment.
(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)